                                                                    EXHIBIT 23.3

                                                      Date:  June 12, 1998

Board of Directors
Peak International Limited


Re: Consent of Independent Auditors


We hereby consent to the use in the Prospectus constituting a part of Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (Registration No. 333-53925) of our report dated 19 March 1997 relating to the consolidated financial statements of Peak International Limited for the year ended March 31, 1996, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Binder
Hong Kong